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                                                               Exhibit 23.4



                      Consent of Independent Accountants


We consent to the inclusion in this Amendment No. 1 to the registration statement on Form S-11 (Registration No. 333-34983) of our reports dated November , 1997 on our audit of the financial statement of Captec Net Lease Realty, Inc., a Delaware corporation. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."

                                                  /s/ Coopers & Lybrand L.L.P.
                                                  Coopers & Lybrand L.L.P.

Detroit, Michigan
November  , 1997